CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Linde Retirement Savings Plan

EXHIBIT 23.01

We consent to the incorporation by reference in Registration Statement No. 333-228083 on Form S-8 of Linde plc of our report dated June 28, 2022, appearing in this Annual Report on Form 11-K of the Linde Retirement Savings Plan as of December 31, 2021 and 2020 and for the year ended December 31, 2021.

/s/ CohnReznick LLP
Hartford, Connecticut
June 28, 2022